Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191637 on Form S-8 of our reports dated March 16, 2022, relating to the financial statements of Burlington Stores, Inc. and subsidiaries, and the effectiveness of Burlington Stores, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended January 29, 2022.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

March 16, 2022